Exhibit 107
Calculation of Filing Fee Table
Registration Statement on Form S-1
(Form Type)
Abacus Life, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share (“Common Stock”)	457(o)	--	--	$100,000,000	0.00014760	$14,760

	Total Offering Amounts					$100,000,000	0.00014760	$14,760
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$14,760
(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”). Includes          shares of Common Stock that the underwriters have the option to purchase. See “Underwriting” for more information on the underwriters’ option to purchase Common Stock.